Exhibit 8.1

ORRICK, HERRINGTON & SUTCLIFFE LLP
THE ORRICK BUILDING
405 HOWARD STREET
SAN FRANCISCO, CALIFORNIA 94105-2669
tel +1-415-773-5700
fax +1-415-773-5759
WWW.ORRICK.COM

September 15, 2014

Sequans Communications S.A.

15-55 bouelvard Charles de Gaulle

92700 Colombes, France

Re:	Sequans Communications S.A. / Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States tax counsel for Sequans Communications S.A., a French société anonyme (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of the following securities with an aggregate offering price of up to $50,000,000: (a) ordinary shares of the Company, par value €0.02 per share (the “Ordinary Shares”), including in the form of American Depositary Shares (“ADSs”) and the Ordinary Shares that may be issued upon conversion of the Warrants (as defined below); (b) warrants to purchase Ordinary Shares (the “Warrants”); and (c) units (the “Units”) consisting of one or more Ordinary Shares, Warrants or any combination of the foregoing, in each case as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the “Commission”), to which this opinion has been filed as an exhibit (as amended from time to time, the “Registration Statement”).

The offering of the Ordinary Shares (including ADSs), the Warrants and the Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above. We have no reason to believe that such facts, information, covenants and representations are not true, but we have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

September 15, 2014

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought on any issues related to the acquisition, ownership or disposition of any of the Securities, and there can be no assurance that the IRS will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to the matters addressed, our opinion has no binding effect on the IRS or the courts.

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussion under the heading “Certain Income Tax Considerations—Material United States Federal Income Tax Consequences” contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, constitutes our opinion regarding such matters as of the date hereof.

Any special United States federal income tax considerations relating to a particular issuance of any of the Securities, including the issuance of any Units, will be set forth in a supplement to the Prospectus.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, relating to Sequans or the Securities or of any transactions related to or undertaken in connection with the issuance and sale of the Securities.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States or as to any issue relating to Sequans or the Securities other than as expressly states herein.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including

September 15, 2014

this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP